Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 13a-14(a)

I, Glenn Lurie, certify that:

1.I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Synchronoss Technologies, Inc. for the quarter ended March 31, 2020; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 1, 2020

/s/ Glenn Lurie
Glenn Lurie
Chief Executive Officer